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                                                                    EXHIBIT 11


                                ELEK-TEK, INC.
                      COMPUTATION OF EARNINGS PER SHARE
             (Dollars in thousands, except per share information)


                                                                   Years Ended December 31,
                                                   ------------------------------------------------
                                                       1996                1995             1994
                                                   ----------          -----------       ----------
PRIMARY EARNINGS PER COMMON SHARE

Net Earnings (Loss)                                 $  (10,563)          $     (299)     $     3,461
Weighted average common shares
  outstanding                                        6,300,000            6,300,000        6,300,000

Primary earnings per common share                        (1.68)               (0.05)            0.55
                                                    ==========           ==========      ===========

====================================================================================================

FULLY DILUTED EARNINGS PER COMMON SHARE

Net Earnings (Loss)                                  $ (10,563)          $     (299)     $     3,461

Weighted average common shares
  outstanding                                        6,300,000            6,300,000        6,300,000
Stock options assumed to be exercised                     -                    -                -
Weighted average common shares                       ---------           ----------      -----------
  outstanding, as adjusted                           6,300,000            6,300,000        6,300,000
                                                    ==========           ==========      ===========
Fully diluted earnings per common share                  (1.68)               (0.05)            0.55
                                                    ==========           ==========      ===========

====================================================================================================


Fully diluted earnings per common share was calculated using the treasury stock method of accounting for stock options.

In 1995 and 1994, stock options were anti-dilutive. In 1996, there were 392,500 stock options outstanding which have not been included in the earnings per share calculation because most of which were anti-dilutive.